MEMORANDUM OF UNDERSTANDING

                  This MEMORANDUM OF UNDERSTANDING is entered into as of April 7, 1999 among the plaintiffs ("Plaintiffs") in the litigation identified below, TII Industries, Inc. ("TII"), a Delaware corporation, and the members of TII's Board of Directors (the "TII Board") by their undersigned attorneys;

                  WHEREAS, an action (the "Action") has been filed in the court of Chancery of the State of Delaware individually, derivatively and on behalf of a class of all holders of stock of TII on March 8, 1999 (other than the Defendants and their affiliates), styled David H. Addis and Hemda Z.
Addis v. TII Industries, Inc. et al., C.A. No. 17032NC;

                  WHEREAS, the Action names as defendants TII and the members of the TII Board (collectively, "Defendants");

                  WHEREAS, the Complaint in the Action seeks declaratory, injunctive and other relief, with respect to:

                         (a) A December 31, 1998 Stock  Purchase  Agreement (the
"Stock Purchase Agreement") and issuance of approximately 1,176,213 shares of TII Common Stock pursuant thereto (the "Stock Issuance");

                         (b) The approval by TII's  stockholders  of TII issuing
more than 1,520,000 shares of TII common stock upon conversion of TII's Series C Convertible Redeemable Preferred Stock (the "Series C Stock"); and

                         (c) The repricing of certain options  pursuant to TII's
1995 Stock Option Plan (the "1995 Plan") and 1998 Stock Option Plan (the "1998 Plan");

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                  WHEREAS,   plaintiffs   have  filed  a  motion  for  expedited
proceedings and a motion for a preliminary injunction with respect to the claims relating to the Stock Purchase Agreement and Stock Issuance;

                  WHEREAS,   plaintiffs'  counsel  had  conducted  an  extensive
factual and legal investigation before filing the detailed 31 page Complaint in the Action;

                  WHEREAS, TII and the TII Board deny any wrongdoing or any liability and deny that they have committed or have attempted to commit any violation of law or breach of duty, including breach of any duty to holders of TII common stock, or have otherwise acted in any improper manner;

                  WHEREAS,   the  parties   concluded  that  prompt   settlement
discussions would be in the best interests of TII and its stockholders;

                  WHEREAS, following negotiations between the parties, counsel for the parties have reached an agreement in principle providing for the proposed settlement of the Action on the terms and conditions set forth below (the "Settlement"); and

                  WHEREAS, Plaintiffs' counsel believe that the Settlement is in the best interests of TII and the stockholders of TII;

                  NOW, THEREFORE, IT IS HEREBY AGREED IN PRINCIPLE AS FOLLOWS:

                  1. Principal terms of Settlement. Subject to the additional conditions, terms and limitations described herein, the parties agree in principle as follows:

                 (a)  Withdrawal of Stock Purchase Agreement and Stock Issuance.


                              (i) TII and its chairman of the board Alfred Roach ("Alfred"), acting on behalf of himself and as sole stockholder and director of PRC Leasing, Inc. ("PRC"), will rescind and withdraw the Stock Purchase Agreement upon Final Court

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         Approval of the  Settlement as defined in Section 3 of this  Memorandum of Understanding.

                              (ii) Subject to Final Court Approval of the Settlement as defined in Section 3 of this Memorandum of Understanding, the Stock Issuance will not occur.

                              (iii) TII will cancel the special meeting of TII stockholders presently scheduled for April 20, 1999.

                              (iv) An officer of TII will provide an affidavit verifying that the equipment which is the subject of the July 18, 1991 Equipment Lease between PRC and TII (the "Equipment Lease") is still in existence (or has been replaced by other equipment provided by PRC), is fully operational and is being used in TII's business.

                  (b)    Exchange Cap

                  Plaintiffs acknowledge that (i) the Exchange Cap (as defined in Section 12 of the Certificate of Designations of the Series C Stock) only applies if the issuance of in excess of 1,520,000 shares of TII Common Stock upon conversion of the Series C Stock would constitute a breach of TII's obligations under the rules and regulations of The Nasdaq Stock Market and that
(ii) because TII stockholders, at the December 8, 1998 TII annual meeting of stockholders, approved the issuance of shares of TII common stock upon conversion of the Series C Stock in excess of 1,520,000 shares, the issuance by TII of shares in excess of 1,520,000 will not breach TII's obligations under the Nasdaq Rules and therefore will not violate Section 12 of the Certificate of Designations of the Series C Stock.

                  (c)    Options

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



                              (i)Defendants acknowledge that 50,000 options held by Timothy Roach, TII's president and chief executive officer ("Timothy"), and 10,000 shares held by Alfred pursuant to the 1995 Plan (the "Additional 1995 Options") were not to be repriced by the TII Board of Directors on October 8, 1998.

                              (ii) The Additional 1995 Options will be repriced by the TII board based on the average of the high and low market price for TII common stock on the date that counsel for the parties execute this Memorandum of Understanding.

                              (iii) Alfred and Timothy will file amendments to their respective Schedule 13-Ds reflecting the correct repricing of the Additional 1995 Options in compliance with the foregoing paragraph, after the signing of this Memorandum of Understanding.

                              (iv) The Additional 1995 Options, the repriced options granted to Alfred and Timothy under the 1995 Plan on October 8, 1998 and the options granted to Alfred and Timothy pursuant to the 1998 Plan on December 8, 1998 shall be non-qualified stock options and not incentive stock options.

                  2. Stipulation of Settlement. The parties to the Action will in good faith agree upon and execute an appropriate Stipulation of Settlement (the "Stipulation") and such other documentation as may be required in order to obtain Final Court approval (as defined below) of the Settlement and the dismissal of the Action upon the terms set forth in this Memorandum of Understanding (collectively, the "Settlement Documents"). The Stipulation will expressly provide, inter alia, for certification, for settlement purposes only, of a non-opt out settlement class pursuant to Delaware Court of Chancery Rules 23(b)(1) and (b)(2) of all holders of TII stock (other than the defendants and their affiliates), whether beneficial or of record, during the period from March 8, 1999

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until a record  date  within 5  business  days of the  mailing  of notice of the proposed Settlement to stockholders. including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders and/or persons, immediate and remote (the "Class"); for entry of judgment dismissing the Actions with prejudice, on the merits, and, except as provided herein, without costs to either party; for a complete release and settlement of all claims, rights, causes of action, suits, demands, matters, and issues, known or unknown, arising under common law or statutory law, state or federal, including all securities laws (except claims arising from any breach of the terms of the Stipulation), that arise now or hereafter out of, or relate to, directly or indirectly, or that are, were, or could have been asserted by any plaintiff or any member of the Class in connection with the subject matter of
the   Action,   whether   asserted   directly,   indirectly,   representatively,
derivatively, or otherwise, against defendants or any of their affiliates, associates, successors, assigns, heirs, executors, personal representatives, estates or administrators, or attorneys and, as to TII, its officers, directors, stockholders, controlling persons, employees, or agents (including, without limitations, any investment bankers or attorneys); that Defendants have denied and continue to deny any wrongdoing, any liability or that they have committed or attempted to commit any violations of law or breaches of duty of any kind; and that Defendants are entering into the Stipulation solely because the proposed Settlement as described above would eliminate the burden, risk and expense of further litigation, and is in the best interests of TII and all the stockholders of TII.

                  3. Notice and Court Approval. The parties to the Action will present the Settlement Documents to the Court of Chancery of the State of Delaware for approval as soon as practicable. Subject to prior Court approval of the Stipulation and the form of the Settlement Documents, appropriate notice of the proposed Settlement pursuant to the Chancery Court Rules 23

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and 23.1 shall be provided as soon as  practicable  to the Class and all holders of TII stock as of a record date within 5 business days of the time notice is sent. TII shall pay the costs and expenses related to providing notice of the Settlement. As used in this Memorandum of Understanding, "Final Court Approval" of the Settlement means that the Court of Chancery of the State of Delaware has entered an order approving the Settlement and that such order is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review has expired. Plaintiffs' counsel intend to apply to the court for an award of attorneys' fees and reasonable out-of-pocket disbursements. Subject to the terms and conditions of this Memorandum of Understanding and the contemplated Stipulation of Settlement, Plaintiffs' counsel will apply for an award of fees and expenses in an amount not exceeding $300,000, to be paid within 5 business days of Final Court Approval of the Settlement and the entry of an order awarding fees and expenses by the Court. Defendants agree that they will pay any amount awarded by the Court for attorney's fees and expenses up to a maximum amount of $300,000 and that they will not oppose an application in compliance with the foregoing sentence.

                  4.     California Civil Code

                  With respect to any and all claims being settled, it is the intention of the parties that, upon the Settlement becoming final, plaintiffs and each member of the Class shall expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which statute provides that:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

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and any and all provisions, rights and benefits of any similar statute or law of
California or any other jurisdiction.

                  5. Other Conditions. The consummation of the Settlement is subject to: (a) the drafting and execution of the Settlement Documents necessary to effectuate the terms of the proposed Settlement; and (b) Final Court Approval (as defined above) of the Settlement and dismissal of the Action with prejudice, on the merits, and, except as provided herein, without costs to either party. This Memorandum of Understanding shall be null and void and of no force and effect if either of these conditions is not met. In such event, this Memorandum of Understanding shall not be deemed to prejudice in any way the positions of the parties with respect to the Actions, shall be subject to Rule 408 of the Delaware Rules of Evidence and shall not entitle any party to recover any costs or expenses incurred in connection with the implementation of this Memorandum of Understanding.

                  6. Interim Stay of the Action. The parties to the Action agree that, except as expressly provided herein, the Action shall be stayed pending submission of the proposed Settlement to the Court for its consideration. Plaintiffs' counsel agree that Defendants' time to answer or otherwise respond to the Complaint in the Action is extended without date.

                  7. Miscellaneous. (a) This Memorandum of Understanding may be executed in counterparts by any of the signatories hereto and as so executed shall constitute one agreement; (b) this Memorandum of Understanding and the Settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of Delaware without regard to that State's rules concerning conflict of laws; (c) except as provided herein, Defendants shall bear no expenses, costs, damages or fees incurred by the named Plaintiffs, any member of the Class, any TII stockholder or their respective attorneys, experts, advisors, agents or representatives; and (d) the provisions

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 contained  in  this  Memorandum  of   Understanding   shall  not  be  deemed  a
presumption, concession or admission by any Defendant of any breach of duty, liability, default or wrongdoing as to any facts or claims alleged or asserted in the Action.

                                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM

                                           /s/ Stephen D. Dargitz
                                           -------------------------------------
                                           Edward P. Welch
                                           Stephen D. Dargitz
                                           One Rodney Square
                                           Wilmington, DE  19801
                                           (302) 651-3000
                                           Attorneys for Defendants


                                           PRICKETT, JONES, ELLIOTT & KRISTOL

                                           /s/ Michael Hanrahan
                                           -------------------------------------
                                           Michael Hanrahan
                                           Ronald A. Brown
                                           1310 King Street
                                           Wilmington, DE  19801
                                           (302) 888-6500
                                           Attorneys for Plaintiffs


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